Exhibit 99.1

For Immediate Release

Contacts:

Thomas Cooke, Chairman/Chief Executive Officer

Website:

www.saratogaresources.com

Saratoga Resources, Inc. Provides Update, Announces Resignation of

Andy Clifford as President and Director and Appointment of Brad Holmes

as a Director; Mr. Clifford to Serve as Strategic Advisor

Kenner, LA – January 23, 2017 – Saratoga Resources, Inc. (OTC Pink Market: SARA) (“Company” or “Saratoga”) announced today that Andrew Clifford has resigned as President and a Director but will continue to serve the Company in the role of Strategic Advisor.  Following Mr. Clifford’s resignation, Brad Holmes has been appointed as a director of Saratoga.

The Company also announced the planned opening of an office in Kenner, Louisiana. The Company’s mailing address in Louisiana will be 2400 Veterans Memorial Blvd., Suite 110-A, Kenner, Louisiana 70062.

Thomas Cooke, Chairman, CEO and President of Saratoga, stated, “We wish Mr. Clifford all the best. He has served Saratoga well and will continue to assist in the development of our inventory of drilling opportunities.

Opening of our new Kenner office coincides with our efforts to establish production from our Lake Fortuna field assets and pursuit of additional drilling opportunities.

Since our exit from bankruptcy, we have successfully sold our two remaining Gulf of Mexico assets. Pursuant to the sale, we brought $60,000 of cash into Saratoga with the buyer also replacing existing bonds on the properties which is expected to allow us to secure the release of existing bonds posted by Saratoga. We have submitted paperwork to secure the return of funds posted to secure those bonds as well as the bonds on two other Gulf of Mexico assets that we elected to release.  Together, we anticipate receiving approximately $120,000 from the release and return of such bonds.  Under the terms of the sale, we also were granted the option to participate in the first exploratory well on each lease and each subsequent well at a working interest percentage of, at our election, up to 25%. According to the most recent audited reserve report of DeGolyer and MacNaughton from December 2013, the properties sold included Proved Undeveloped Reserves, net to Saratoga assuming 25% participation, of 807.8 MBOE (39% oil).

With the elimination of virtually all of our debt, the prospect of bringing cash in the door from the release of bonds and other ongoing initiatives, including the possible commencement of production from our Lake Fortuna assets, we are focused on rebuilding our asset base and production and growing shareholder value in the process.”

Forward-looking Statements

This press release includes certain estimates and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding our ability to establish production in the Lake Fortuna Field; our ability to secure and execute upon additional drilling opportunities; the ultimate dollar amount of bonds released and the timing of receipt of bond funds; the ultimate reserves, if any, producible from the Gulf of Mexico assets and Saratoga’s election to participate, or ability to finance its participation in, the exploration of those assets; and, our ultimate ability to rebuild our asset base and production and grow shareholder value. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different.  These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

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